Exhibit 99.1

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                 AROTECH
        632 Broadway, Suite 1200
        New York, New York 10012                                  Corporate News
Tel: (646) 654-2107 o Fax (646) 654-2187
             www.arotech.com

              AROTECH ACQUIRES EPSILOR ELECTRONIC INDUSTRIES LTD -
                 A LEADING MILITARY LITHIUM BATTERY MANUFACTURER

              Transaction to acquire FAAC Inc was closed yesterday

      New York, NY, January 14, 2004 - Arotech Corporation (NasdaqNM: ARTX) announced today that it has acquired Epsilor Electronic Industries Ltd., a privately owned Israeli corporation. For more than 10 years, Epsilor has developed and sold rechargeable and primary lithium batteries and smart chargers to the military, and to private industry in the Middle East, Europe and Asia. This acquisition will significantly expand Arotech's array of energy solutions for a variety of military applications.

      With Epsilor, Arotech's battery-related business is projected to increase profitability in 2004. Epsilor's revenues in 2002 totaled $4.8 million, with a pre-tax profit of $1.7 million, with 2003 revenue projected at over $5 million, and a pre-tax profit of $1.85 million. The purchase price for Epsilor is $7 million in cash, with an additional $3 million paid over the next three years. Epsilor management will continue to manage the company as a wholly owned subsidiary of Arotech.

      Recent developments and improvements in lithium rechargeable batteries have caused the US military, as well as armies worldwide, to shift many battery-operated devices to cost-effective rechargeable batteries. Non-rechargeable batteries continue to be the leading source of energy in war and during limited conflicts. With this acquisition, Arotech will be positioned to become an important supplier in three important military battery markets: non-rechargeable zinc-air, non-rechargeable lithium, and rechargeable lithium, along with associated smart chargers.

      Arotech plans to introduce the acquired lithium-based battery technology to its Auburn, Alabama battery plant, as a base for broadening its US military battery market. In parallel, the acquired company has already developed European and Asian military markets for its batteries, which Arotech will utilize to expand the reach of its BA-8180/U zinc-air battery.

      "With this acquisition we will be able to become a significant player in the worldwide emerging market of rechargeable power products for military applications, making us a larger, more diversified company that is better able to compete for military orders," said Robert S. Ehrlich, Arotech's Chairman, President and CEO. "As we said before, the synergy between the two companies will allow us to have a strong presence in the market, with greater efficiency and profitability for the entire group."

      The Company also announced today that it has closed the transaction to acquire FAAC Incorporated, a privately owned corporation with corporate headquarters located in Ann Arbor, Michigan. FAAC is a provider of simulators, systems engineering and software products to the United States military, government and private industry.

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About Arotech Corporation

      Arotech  Corporation  (www.arotech.com)  operates two business  divisions:
Electric Fuel Batteries - developing and manufacturing zinc-air batteries for military and homeland security applications and developing electric vehicle batteries for zero emission public transportation; and Arotech Defense - consisting of IES Interactive, which provides advanced high-tech multimedia training systems for law enforcement and paramilitary organizations, MDT
Protective Industries, which provides vehicle armoring for the military, industrial and private sectors, and Arocon Security, which provides homeland security consulting and other services.

      Arotech is incorporated in Delaware and has corporate and sales offices in New York and Denver with research, development and production subsidiaries in Alabama, Colorado and Israel.

COMPANY CONTACT:
Jonathan Whartman
Senior VP, Communications
1-800-281-0356 ext 622
whartman@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; significant future capital requirements; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

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